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                                 SCHEDULE 14A
                               (Rule 14a-6(m))

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant    [x]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ]  Confidential, for use of the
                                             Commission Only   (as permitted
                                             by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Reading & Bates Corporation
               (Name of Registrant as Specified in Its Charter)

                                     N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [x]   No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)  Proposed maximum aggregate value of transaction:

            (5)  Total fee paid:

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:

            (2)  Form, Schedule or Registration Statement No.:

            (3)  Filing Party:

            (4)  Date Filed:

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                         READING & BATES CORPORATION
                         901 Threadneedle, Suite 200
                             Houston, Texas 77079


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 13, 1997


The Annual Meeting of Stockholders of Reading & Bates Corporation, a Delaware corporation (the "Company"), will be held in the Essex Salon, Omni Houston Hotel, Four Riverway, Houston, Texas 77056 on Tuesday, May 13, 1997 at 11:00 a.m., for the following purposes:

      (1)   To elect two Class III directors for terms expiring in 2000;

      (2) To act upon a proposal to approve and adopt the Company's 1997 Long-Term Incentive Plan;

      (3) To act upon a proposal to approve and adopt the Company's 1996 Director Restricted Stock Award Plan;

      (4) To act upon a proposal to ratify and approve the reappointment of Arthur Andersen LLP as independent public accountants for the Company for its fiscal year 1997; and

      (5) To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

      Only holders of record of the Common Stock and Class A Stock at the close of business on March 27, 1997 are entitled to notice of and to vote at the meeting, or any postponement or adjournment thereof.

      Please mark, sign, date and return the enclosed proxy card promptly, whether or not you expect to attend the meeting. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.


By Order of the Board of Directors
Houston, Texas                                                 Wayne K. Hillin
March 28, 1997                                                       Secretary



                          PLEASE MARK, SIGN AND DATE
                    THE ENCLOSED PROXY CARD AND MAIL IT AT
                          YOUR EARLIEST CONVENIENCE
=============================================================================
                         READING & BATES CORPORATION
                         901 Threadneedle, Suite 200
                             Houston, Texas 77079
                              __________________

                               PROXY STATEMENT
                              __________________

                        Annual Meeting of Stockholders
                                 May 13, 1997

      The enclosed form of proxy is solicited by the Board of Directors of Reading & Bates Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997 at 11:00 a.m. in the Essex Salon, Omni Houston Hotel, Four Riverway, Houston, Texas 77056. This Proxy Statement and form of Proxy are being mailed to stockholders on or about March 31, 1997.

      At the Annual Meeting, stockholders will be asked to elect two Class III directors for terms expiring in 2000 and to consider and vote upon the following proposals (the "Proposals"):

(1) a proposal (the "Employee Stock Proposal") to approve and adopt the Company s 1997 Long-Term Incentive Plan (the "1997 Plan");

(2) a proposal (the "Director Stock Proposal") to approve and adopt the Company's 1996 Director Restricted Stock Award Plan (the "1996 Plan"); and

(3)     a proposal  (the "Accountants  Proposal") to ratify  and approve  the
        reappointment  of   Arthur  Andersen   LLP   as  independent   public
        accountants for the Company for its fiscal year 1997.
                              __________________

      The Board of Directors of the Company believes that election of its director nominees and approval of each of the Proposals is advisable and in the best interests of the Company and its stockholders and recommends to the stockholders of the Company the approval of such nominees and each of the Proposals.
                             ____________________

             The date of this Proxy Statement is March 28, 1997.

==============================================================================

                                 THE COMPANY

   Reading & Bates Corporation is a Delaware corporation engaged in the business of offshore contract oil drilling and providing floating production and project management services to the upstream offshore oil and gas industry worldwide, with principal executive offices located at 901 Threadneedle, Suite 200, Houston, Texas 77079, telephone (281) 496-5000.

                                    VOTING

   Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made in such proxies by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted for the election as directors of the nominees listed herein, for each of the Proposals, and with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies. Any stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, by executing and returning a proxy bearing a later date or by voting in person at the meeting. The Company has employed Georgeson & Co., New York, New York, to assist in the solicitation of proxies for a fee expected to be approximately $10,000, plus reasonable expenses. In connection with its engagement of such firm, the Company has also agreed to indemnify Georgeson & Co. against certain liabilities arising from its engagement by the Company. The cost of this solicitation will be borne by the Company. Solicitation is being made by the use of the mails, but may also be made by telephone, electronic transmission and personal interviews.

   Only holders of record of the Common Stock and Class A Stock at the close of business on March 27, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. On March 14, 1997 there were outstanding 72,053,517 shares of Common Stock and 60 shares of Class A Stock.

   Each share of Common Stock is entitled to one vote, and each share of Class A Stock is entitled to four votes. Each holder of Class A Stock has cumulative voting rights in the election of directors so that such holder has four votes per share multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among as many nominees as such holder may see fit.

Vote Required

   The election of the director nominees requires a plurality of the votes cast in respect of shares of Common Stock and Class A Stock that are present in person or represented by proxy at the Annual Meeting, voting together as a class (with the Common Stock having one vote per share per nominee, and with the Class A Stock having cumulative voting rights consisting of four votes per share multiplied by the number of nominees, which votes may be cast all for a single nominee or distributed among the nominees at the holder's discretion). Under Delaware law and the Company's Restated Certificate of Incorporation (the "Charter") and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors ("abstentions"), and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors, will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

   The approval of the Employee Stock Proposal and the Director Stock Proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock and Class A Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders, voting together as a class (with the Common Stock having one vote per share and the Class A Stock having four votes per share). Under Delaware law and the Charter and By-laws, abstentions and broker non-votes on the Employee Stock Proposal and the Director Stock Proposal have the same legal effect on the outcome of the vote as a vote "against" such Proposals even though a stockholder or interested parties analyzing results of the voting may interpret such a vote differently.

   The stockholders of the Company have no dissenters' or appraisal rights in connection with the Proposals.

               PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

Principal Stockholders

Class A Stock

   Substantially all of the original shares of the Company's Class A Stock have been converted by the holders thereof at their option into Common Stock in accordance with the terms of the Class A Stock. Cumulative dividends payable on the Class A Stock have not been declared or paid by the Company since the third quarter of 1996. On March 14, 1997, there remained outstanding 60 shares of Class A Stock convertible in the aggregate into 81 shares of Common Stock. The record holders of the Class A Stock on such date were James K. Boak and Robert J. Richmond, holding 50 and 10 shares, respectively.

Common Stock

   The table below sets forth certain information as to those persons known to the Company to be beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 5% of the outstanding Common Stock as of March 14, 1997 (except where otherwise indicated). The percentage ownership figures set forth in the table are calculated on the basis of the number of shares of Common Stock outstanding as of such date. Unless otherwise indicated, the entities named are believed to have sole voting and investment power with respect to the shares listed.

                                        Amount and Nature of
Name and Address of Beneficial Owner    Beneficial Owner      Percent of Class
------------------------------------    --------------------  ----------------
Nicholas-Applegate Capital Management      4,947,867 (1)            6.9%
  600 West Broadway, 29th Floor
  San Diego, California  92101

FMR Corp., Edward C. Johnson 3d;           4,452,600 (2)            6.2%
 Fidelity Management & Research
 Company; Fidelity Magellan Fund and
 Fidelity Management Trust Company,
 82 Devonshire Street
 Boston, Massachusetts 02109
_____________________________

(1) Based upon information contained in a Schedule 13G dated February 3, 1997, filed by Nicholas-Applegate Capital Management ("Nicholas-Applegate"). The Schedule 13G indicates that Nicholas-Applegate has the sole power to direct the disposition of 4,947,867 of such shares of Common Stock and the sole power to vote 4,183,333 of such shares of Common Stock.

(2) Based upon information contained in a Schedule 13G, as amended as of February 14, 1997, filed by FMR Corp. Such Schedule 13G sets forth the following information: FMR Corp., a Massachusetts corporation, is the beneficial owner of 4,452,600 shares of Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 3,007,700 shares of the Common Stock as a result of acting as investment adviser to several investment companies (the "Funds") registered under the Investment Company Act of 1940. The Chairman of FMR Corp., Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds have power to dispose of 2,935,400 shares of Common Stock listed in the table. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' respective Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
         Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,444,900 shares of the Common Stock listed in the table as a result of its serving as investment manager of several institutional accounts. Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,444,900 shares of Common Stock listed in the table and sole power to vote or to direct the voting of 1,444,900 of such shares. Mr. Johnson owns 12.0%, and Abigail P. Johnson owns 24.5%, of the outstanding voting common stock of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of such common stock and a voting agreement, form a controlling group with respect to FMR Corp.

Management Ownership

      The following table indicates the total number of shares of Common Stock beneficially owned as of March 14, 1997 by each continuing director, director nominee and Named Executive (as hereinafter defined), and by directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

Individual or                 Shares of              Percent of
Number of                     Common Stock           Common Stock
Persons in Group              Owned Beneficially     Owned Beneficially
----------------              ------------------     ------------------
A.L. Chavkin                    24,000 (1)(2)               *
C.A. Donabedian                 14,760 (2)                  *
T. Kalborg                       9,000 (2)                  *
M.A.E. Laqueur                 327,168 (2)(3)               *
P.B. Loyd, Jr.               1,022,915 (4)(5)(8)         1.4%
J.W. McLean                     11,400 (2)(6)               *
C.K. Rhein, Jr.                  5,920 (4)(7)               *
R.L. Sandmeyer                   9,020 (2)                  *
L.E. Voss, Jr.                  24,000 (9)                  *
T.W. Nagle                     170,847 (8)                  *
W.K. Hillin                     36,146 (8)                  *
C.R. Ofner                      91,679 (8)                  *
D.L. McIntire                   17,218 (8)                  *
Directors and
Executive Officers
  as a Group
  (including those
  listed above -
  13 persons)                1,764,073 (8)               2.4%
_____________
   *  Less than 1 percent.

(1)    Mr.  Chavkin is  President of Chemical  Investments, Inc. ("Chemical"),
       an affiliate of Chase Capital Partners and Chase Manhattan Corporation. Chemical is a stockholder of the Company holding 547,309 shares of Common Stock as of March 14, 1997. No beneficial ownership amount is included in the table for Mr. Chavkin with respect to Chemical's ownership of the Common Stock and beneficial ownership is disclaimed by Mr. Chavkin.

(2) The number set forth in the table includes options to purchase 15,000 shares of Common Stock granted to non-employee directors pursuant to the Company's 1995 Director Stock Option Plan (the "Director Plan") at a price of $7.375 per share held by each of Messrs. Chavkin and Laqueur and 5,000 such options held by Donabedian. The number set forth in the table also includes 9,000 shares of restricted stock granted to each non-employee director (Messrs. Chavkin, Donabedian, Kalborg, Laqueur, McLean and Sandmeyer) pursuant to the 1996 Plan. See "THE DIRECTOR STOCK PROPOSAL".

(3)    The shares listed for  Mr. Laqueur include those beneficially  owned by
       him  through   his  control   of  Workships   Intermediaries  N.V.,   a
       stockholder of the Company.

(4) The Company granted restricted stock awards under the Company's 1992 Long-Term Incentive Plan (the "1992 Plan") to each of Messrs. Loyd and Rhein, of 120,000 shares and 90,000 shares of Common Stock, respectively. Such shares awarded are restricted as to transfer until vested pursuant to a schedule whereby 1/24th of the total number of shares is vested per calendar quarter through March 31, 1998 (subject to certain conditions including the occurrence of a change of control of the Company and/or continued employment). The shares listed for Mr. Loyd include such 120,000 shares, net of 35,750 shares that Mr. Loyd has surrendered to the Company to satisfy certain tax withholding obligations. Pursuant to an agreement between the Company and R&B Investment Partnership, L.P., such 90,000 shares awarded to Mr. Rhein were payable to and beneficially owned by WHR Management Company, L.P., and such shares are not included in the shares listed for Mr. Rhein. Restrictions as to transfer with respect to such 90,000 shares granted to Mr. Rhein terminated, and the balance of such shares became vested, upon Mr. Rhein's resignation as Vice Chairman of the Company in May 1996. Mr. Rhein was killed in an aircraft accident in July 1996. See Footnote (7) below, "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation" and Footnote (4) to the "Summary Compensation Table".

(5) The shares of Common Stock listed for Mr. Loyd include those reported as beneficially owned by Greenwing Investments, Inc. Mr. Loyd controls Greenwing Investments, Inc. and may be deemed to have voting and dispositive power with respect to the 1,733 shares of Common Stock beneficially owned by Greenwing Investments, Inc. as of March 14, 1997.

(6) The shares listed for Mr. McLean include 1,200 shares directly owned by his spouse.

(7) Mr. Rhein resigned as Vice Chairman of the Company in May 1996 and was killed in an aircraft accident in July 1996. The shares listed for Mr. Rhein include 5,920 shares of Common Stock owned by a trust for the benefit of Mr. Rhein's children. See footnote (4) above and "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation".

(8) The Company has granted options to purchase and restricted shares of Common Stock to certain key employees pursuant to its 1990 Stock Option Plan (the "1990 Plan"), the 1992 Plan and its 1995 Long-Term Incentive Plan (the 1995 Plan ) and options to purchase and restricted shares of Common Stock to non-employee directors pursuant to the Director Plan and the 1996 Plan (see Footnote (2) above). The shares listed for Messrs. Loyd, Nagle and Ofner include 900,000, 150,000 and 60,000 shares, respectively, the beneficial ownership of which each such officer has the right to acquire pursuant to currently exercisable options granted under the 1990 Plan, the 1992 Plan and the 1995 Plan. The shares listed also include restricted stock awards of 75,000 to Mr. Loyd under the 1995 Plan which vest on December 3, 1999, restricted stock awards to Messrs. Nagle, Hillin, Ofner and McIntire of 20,000, 19,000, 17,000 and 12,000 shares, respectively, under the 1995 Plan which vest on December 5, 1998, and restricted stock awards to Messrs. Hillin, Ofner and McIntire of 9,000, 9,000 and 5,200 shares, respectively, under the 1995 Plan which vest on December 3, 1999. See "Option Grants in Last Fiscal Year" and "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation". The shares listed for directors and executive officers as a group include a total of 1,145,000 shares, the beneficial ownership of which such directors and officers have the right to acquire pursuant to currently exercisable options granted under the 1990 Plan, the 1992 Plan, the 1995 Plan and the Director Plan.

(9) Mr. Voss resigned from the Company in November 1996. See Footnote (5) to the "Summary Compensation Table".

                            ELECTION OF DIRECTORS

      The Charter and By-laws of the Company currently require the number of directors on the Board of Directors to be not less than three nor more than eighteen (as fixed from time to time by resolution of a majority of the Board) and require the division of the Board into three separate classes with staggered terms of three years each. The number of directors constituting the entire Board is currently fixed at seven. At the Annual Meeting, two Class III directors are to be elected. Messrs. Chavkin and Loyd are nominees for Class III director. Each of Messrs. Chavkin and Loyd is currently a Class III director whose term expires in 1997.

      It is the intention of the persons designated as proxies in the enclosed proxy card, unless the proxy card is marked with contrary instructions, to vote for the election of Messrs. Chavkin and Loyd as Class III directors to serve until the 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The persons designated as proxies will have discretion to cast votes for other persons in the event that any nominee for Class III director is unable to serve. At present, it is not anticipated that any of the nominees will be unable to serve.

      The following table and accompanying footnotes set forth certain information concerning each Class III director nominee and the continuing Class I and Class II directors. Unless otherwise indicated, each nominee and continuing director has served in the positions set forth for more than five years.

            CLASS III  DIRECTOR NOMINEES - TERMS EXPIRING IN 2000

ARNOLD L. CHAVKIN, 45   Director  of the  Company since  August 1991;  general
                        partner   of  Chase   Capital   Partners,   a  general
                        partnership   which  invests   in  leveraged  buyouts,
                        recapitalizations,   growth   equities   and   venture
                        situations,  since  January   1992  and  President  of
                        Chemical,  an  affiliate of  Chase  Capital  Partners,
                        since  March   1991.    Chase   Capital  Partners  and
                        Chemical    are   affiliates    of   Chase   Manhattan
                        Corporation.    Chemical  is  a  stockholder   of  the
                        Company  (see footnote  (1)  to  the table  under  the
                        caption   "PRINCIPAL   STOCKHOLDERS   AND   MANAGEMENT
                        OWNERSHIP--Management  Ownership").   Mr.  Chavkin  is
                        also  a  director  of  American  Radio  Systems,  Bell
                        Sports    Corporation,   and    Wireless   One,   Inc.
                        Previously   for  six   years,   Mr.  Chavkin   was  a
                        specialist in investment and merchant banking at Chemical Bank.

PAUL B. LOYD, JR., 50   Chairman and  Chief Executive Officer  of the  Company
                        since June 1991, Director  of the Company  since April
                        1991 and President  of the Company since October 1993.
                        Mr. Loyd  controls  Greenwing  Investments,  Inc.,   a
                        stockholder    of   the    Company   (see   "PRINCIPAL
                        STOCKHOLDERS  AND  MANAGEMENT OWNERSHIP  -- Management
                        Ownership"),   and  has  been   President  of  Loyd  &
                        Associates, Inc.,  a financial  consulting firm, since
                        1989.    Mr. Loyd  was Chief  Executive Officer  and a
                        director of Chiles-Alexander International, Inc.  from
                        1987 to  1989, President  and a  director of  Griffin-
                        Alexander  Drilling Company,  from 1984  to 1987,  and
                        prior to that,  a director and Chief Financial Officer
                        of  Houston Offshore  International, all  of which are
                        companies  in  the offshore  drilling  industry.   Mr.
                        Loyd is also a director of Wainoco Oil Corporation.

            CLASS II CONTINUING DIRECTORS - TERMS EXPIRING IN 1999

TED KALBORG, 46         Director    of   the   Company   since   April   1991.
                        Mr. Kalborg  is  an  investor  and  investment  banker
                        specializing    in    international    asset-intensive
                        acquisitions and  other transactions.   He is Chairman
                        and Managing Director of Tufton Oceanic Ltd.

MACKO A.E. LAQUEUR, 51  Director  of  the  Company  since  April  1995.    Mr.
                        Laqueur  is  a  senior  partner and  one  of  the  two
                        founders  of  Venture  Capital  Investors,  a  private
                        investment   company   located   in   Amsterdam,   The
                        Netherlands.    Prior   to  starting  Venture  Capital
                        Investors in 1980,  Mr. Laqueur was Managing  Director
                        of Van  Rietschoten Holding S.A., a private investment
                        company  involved in  venture  capital  investments in
                        both  The Netherlands  and  the  United States.    Mr.
                        Laqueur  received his Bachelors  Degree in  law at the
                        Erasmus University in Rotterdam  and his MBA from  the
                        Rotterdam School  of Management  in 1972.  Mr. Laqueur
                        holds board  positions with  Thermae Holding, a  large
                        resort owner  and  operator,  with Van  Heek-Ten  Cate
                        N.V., a holding company of four  textile manufacturers
                        in The Netherlands,   and with Sanadome  Holding N.V.,
                        a  newly-established  medical  spa   facility.     Mr.
                        Laqueur and  Venture Capital Investors have  interests
                        in  a  large  number  of  companies  involved  in  the
                        offshore  industry owning  service,  supply  and heavy
                        lift vessels.  Mr. Laqueur is  one of the  controlling
                        persons   of   Workships   Intermediaries,   N.V.,   a
                        stockholder   of   the   Company.     See   "PRINCIPAL
                        STOCKHOLDERS  AND  MANAGEMENT OWNERSHIP  -- Management
                        Ownership".

J. W. McLEAN, 74        Director of the Company  from 1956  to 1986 and  since
                        February 1988.  Mr. McLean  was formerly Chairman  and
                        Chief Executive  Officer of Banks of Mid-America, Inc.
                        and Liberty National Bank & Trust Company prior to his retirement in April 1987.

            CLASS I CONTINUING DIRECTORS - TERMS EXPIRING IN 1998

CHARLES A.DONABEDIAN,54 Director of  the Company since  1989.  Since 1990, Mr.
                        Donabedian has been Chairman and Chief Executive Officer of Triad Partners, Inc., which provides product development, marketing and sales consulting and services to the financial service industry. Since May 1992, Mr. Donabedian has also been Chairman and Chief Executive Officer of: Winston Financial Incorporated (formerly Winston Midwest Marketing, Inc.), which provides product development, marketing and sales consulting and services to the financial services industry; Winston Advisors, Inc. (of which Mr. Donabedian is also a director) which provides financial advice for individuals and small companies; and Winston Brokerage, Inc., a broker/dealer. Prior to October 1990, he was President and Chief Executive Officer of USF&G Marketing Services Company, Inc., a subsidiary of USF&G Corporation, an insurance company.

ROBERT L. SANDMEYER, 67 Director  of   the  Company   since  September   1988.
                        Dr. Sandmeyer has been Dean of the College of Business Administration at Oklahoma State University and Professor of Economics since at least 1987.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors met 13 times (including telephonic meetings) during 1996 and each continuing director attended at least 75% of the total number of meetings of the Board of Directors, and all of the committees of the Board of Directors on which such director served, except for Ted Kalborg.

      The Board of Directors has standing Audit, Compensation and Pension (ERISA) Committees. There is no nominating committee.

The Audit Committee

      The members of the Audit Committee are Arnold L. Chavkin, Macko A. E. Laqueur, Charles A. Donabedian, Ted Kalborg, J.W. McLean and Robert L. Sandmeyer. The Audit Committee held three meetings in 1996.

      The Audit Committee meets with the Company's independent public accountants and internal auditor to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board as to the engagement of independent public accountants; and reviews the letter of engagement relating to the scope of the annual audit and special audit work which may be recommended or required by the independent public accountants.

The Compensation Committee

      The  members of the  Compensation Committee are J.  W. McLean, Robert L.
Sandmeyer and  Charles A. Donabedian.   The Compensation  Committee held three
meetings in 1996.

      The   Compensation  Committee   reviews   the   nature  and   amount  of
compensation of officers of the Company and its subsidiaries and recommends changes thereto.

The Pension (ERISA) Committee

      The members of the  Pension (ERISA) Committee are Charles A. Donabedian,
J. W. McLean and Robert L. Sandmeyer. The Pension (ERISA) Committee held six meetings in 1996.

      The Pension (ERISA) Committee is responsible for monitoring the Company's compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with its employee benefit plans; for supervising the administration of the Company's Pension Plan, including selection of investment managers, determination of the investment guidelines within which they operate, review of performance and amending the Pension Plan; and for supervising the administration of the Company's Savings Plan.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation. The Committee report documents the components of the Company's executive officer compensation programs and describes the basis on which 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the other executive officers that are named in the compensation tables who are currently employed by the Company (the "current Executives").

Compensation  Philosophy  and Overall  Objectives  of  Executive  Compensation
Programs

      It  is  the  philosophy  of  the   Company  to  ensure  that   executive
compensation be directly linked to continuous improvements in corporate performance and increases in stockholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

* Provide a competitive total compensation package that enables the Company to attract and retain key executives.

* Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of these objectives.

* Provide variable compensation opportunities that are directly linked with the performance of the Company.

Cash compensation

      Cash  compensation  includes  base  salary  and  annual incentive  award programs. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the average of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. Annually, the performance of each executive officer is reviewed by the Committee in the case of the Company's Chief Executive Officer (with the officer whose performance is being evaluated not participating), and by the Chief Executive Officer in the case of the other executive officers, taking into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Committee is provided a report from Towers Perrin, a recognized independent compensation consultant, setting out comparable salary and incentive compensation information for a number of representative companies in the offshore drilling industry selected by Towers Perrin, including Global Marine, Rowan Companies, Transocean Offshore Inc., Energy Service Co., Nabors Industries, Pool Energy Services, Noble Drilling and Dual Drilling, for comparison purposes. Following its review of the performance of the Company's executive officers, the Committee reports its recommendations for salary increases and incentive awards to the Board of Directors. In 1996 annual base salary increases were recommended by the Committee and approved by the Board of Directors for all of the executive officers and incentive compensation awards were approved for all of the executive officers. See "Summary Compensation Table" and "Chief Executive Officer's Compensation and Corporate Performance for Fiscal Year 1996". The Committee believes the recommended salary increases and incentive awards were warranted and consistent with the performance of such executives during 1996 based on the Committee's evaluation of each individual's overall contribution to accomplishing the Company's 1996 corporate goals and of each individual's achievement of individual goals during the year. Such goals related to ongoing operational and business matters, such as maintaining high utilization of the Company's fleet, improvement of the Company's customer and investor relationships, improvement of the Company's safety and operations programs, development of new business opportunities and strengthening the Company's capital structure.

Stock-Based Incentives

      The Committee believes that it is essential to align the interests of the executives and other management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Committee believes this alignment is best accomplished through the provision of stock-based incentives. Therefore, pursuant to the recommendation of the disinterested members of the Committee, the Board of Directors and stockholders: (i) approved the 1990 Plan on November 29, 1990, and at a special meeting on March 26, 1991, respectively, (ii) approved the 1992 Plan on March 19, 1992 and May 20, 1992, respectively and (iii) approved the 1995 Plan on February 7, 1995 and May 2, 1995, respectively. The 1990 Plan authorized options with respect to 1,966,000 shares of Common Stock (restated for the October 1992 one-for-five reverse stock split) to be granted during the 180-day period following the Company's recapitalization consummated on March 29, 1991 to key employees of the Company at an option price of $9.65625 per share (based on the average market price for the ten days preceding the closing of such recapitalization and restated for the October 1992 one-for-five reverse stock split). On September 25, 1991, options with respect to all 1,966,000 shares were granted to 162 employees allocated by the Board of Directors upon recommendation of the Committee. The options became exercisable in installments over a four-year period, with 20% of the options being exercisable six months following March 29, 1991 (the effective date of grant) and an additional 20% becoming exercisable on each of the four succeeding anniversaries of March 29, 1991, and are fully exercisable thereafter for a term of ten years from the effective date of grant. A reserve of 1,966,000 shares of Common Stock has been established to cover such options. Pursuant to a delegation of authority by the Board of Directors, the Executive Committee approved and the Board of Directors ratified the adjustment of the exercise price of all of the existing options under the 1990 Plan from the then current exercise price of $9.65625 to $7.375, which was the last reported sale price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on March 31, 1993 (as reported in The Wall Street Journal). The Company's stockholders approved the repricing of options under the 1990 Plan at the Company's Annual Meeting on May 18, 1993. Under the 1992 Plan 1,000,000 shares of the Company's Common Stock (restated for an October 1992 one-for-five reverse stock split) were available for award to executive officers and other employees. During 1992, 120,000 shares, 90,000 shares and 90,000 shares of restricted Common Stock were awarded to each of Messrs. Loyd, Angel (who resigned in 1993) and Rhein (who died in 1996), respectively. Restrictions as to one/twenty-fourth (1/24th) of the shares lapse on each June 30, September 30, December 31 and March 31 beginning in 1992 and ending March 31, 1998. During 1993 and 1994, no further awards of restricted Common Stock were made to Messrs. Loyd, Angel or Rhein under the 1992 Plan; however, restrictions on shares previously awarded to Mr. Rhein lapsed on May 14, 1996 (prior to his death) under the terms of his employment agreement with the Company, and restrictions applicable to Mr. Loyd lapsed in accordance with the schedule set out in the preceding sentence. Under the 1995 Plan, 2,500,000 shares of the Company's Common Stock were available for award to executive officers and other employees. Awards under the 1995 Plan may include stock options, stock appreciation rights, restricted and/or performance-based stock awards and/or restricted and/or performance-based cash awards, granted singly, in combination or in tandem. During 1995 awards of options with respect to an aggregate of 900,000 shares of Common Stock (300,000 shares under the 1992 Plan and 600,000 shares under the 1995 Plan) were made to Mr. Loyd. The option exercise price for such shares is $13.875 per share, based on the closing price appearing on the New York Stock Exchange Composite Transactions List, as published in The Wall Street Journal on the date preceding the date of grant of the awards. The options originally vested with respect to
300,000 shares  on each of  December 5 of  1996, 1997  and 1998;   however, as
those options vested immediately upon Mr. Loyd's resignation under his employment agreement with the Company, the Committee determined it was in the best interests of the Company to amend the vesting provisions applicable to such options to have same vest 100% on December 5, 1996, one year from the date of original grant on December 5, 1995. During 1996 awards of options with respect to an aggregate of 150,000 shares under the 1995 Plan were made to Mr. Nagle. The option exercise price for such shares is $28.00 per share, based on the closing price appearing on the New York Stock Exchange Composite Transactions List, as published in The Wall Street Journal on the date of the grant of the award. The options vest with respect to 50,000 shares on December 3 of each of 1997, 1998 and 1999. The Committee continues to review stock-based incentives and make recommendations, where it deems appropriate, to the Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded by stock-based incentives. See "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP -- Management Ownership".

Chief Executive Officer's Compensation and Corporate Performance for Fiscal Year 1996

      In determining the compensation of Mr. Paul B. Loyd, Jr., the Chairman, President and Chief Executive Officer, the Committee (with Mr. Loyd not participating) considered the Company's operating and financial results for fiscal year 1996, evaluated his individual performance and substantial contribution to those results (including, among others, the Company's dramatic improvement in operating results for 1996) and considered the compensation range for other chief executive officers of companies in the energy service sector. Based on that review and assessment, the Committee (with Mr. Loyd not participating) recommended, and the Board of Directors approved (with Mr. Loyd abstaining), an increase in Mr. Loyd's salary of $70,000 per year effective January 1, 1997, an incentive award to Mr. Loyd of $450,000, which represented 100% of his base salary for 1996 and a restricted stock award of 75,000 shares which would vest on December 3, 1999.

Summary

      Based on its review of all existing programs, the Committee believes that the total compensation program for executive officers of the Company is competitive with the compensation programs provided by other corporations with which the Company competes. The Committee also believes that the stock-based incentives provide opportunities to participants that are consistent with the returns that are generated on the behalf of the Company's stockholders.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a corporation's deduction for remuneration paid to its chief executive officer and its four other highest compensated officers in excess of $1,000,000 per person effective January 1, 1994. The Committee has considered the implications of Section 162(m) in connection with its policies relating to executive compensation and intends to consider the deductibility of the compensation paid to its executive officers as one factor, along with the various other factors described elsewhere in this report, to be considered in making executive compensation determinations.

                              Compensation Committee of the Board of Directors

                                                      J. W. McLean
                                                      Charles A. Donabedian
                                                      Robert L. Sandmeyer

Compensation Committee Interlocks and Insider Participation

      Steven A. Webster, a former member of the Board of Directors and of the Compensation Committee thereof who resigned from the Board of Directors in June 1996, is Chairman and Chief Executive Officer of Falcon Drilling Company, Inc. Mr. Loyd resigned as a director of Falcon Drilling Company,
Inc. in June 1996, and did not serve on such company's compensation committee.

Summary Compensation Table

      There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994, of (i) the chief executive officer during 1996 and (ii) the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1996 and two additional individuals (Messrs. Rhein and Voss) for whom disclosure would have been provided but for the fact that they were not serving as of the end of the fiscal year (collectively, the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                       Annual Compensation        Long-Term Compensation
                     ---------------------- ----------------------------------
                                            Restricted Securities
Name and                                    Stock      Underlying All Other
Principal                                   Award(s)   Options    Compensation
Position             Year  Salary    Bonus  (1)        (2)        (3)
--------             ----  -------  ------- ---------- ---------  ------------
P.B. Loyd, Jr.       1996  450,000  450,000  2,123,437          0     317,798
 Chairman, President 1995  400,000  250,000          0    900,000     254,767
 and Chief Executive 1994  300,000  125,000          0          0     223,084
 Officer

C.K. Rhein, Jr.(4)   1996   55,000        0          0          0     851,370
 Vice Chairman       1995  220,000        0          0          0      90,403
                     1994  220,000        0          0          0     100,900

L.E. Voss, Jr.(5)    1996  238,333   87,192          0          0   2,038,250
 Vice President,     1995  240,000   95,000    333,000          0       4,620
 Operations          1994  220,000   32,560          0          0       4,620

T.W. Nagle           1996  240,000  120,000          0    150,000       4,750
 Executive Vice      1995  200,000   75,000    277,500          0       4,620
 President, Finance  1994  175,000   34,040          0          0       4,620
 and Administration

W.K. Hillin          1996  205,000  102,000    254,812          0       4,750
 Senior Vice         1995  190,000   50,000    263,625          0       4,620
  President,         1994  180,000   16,560          0          0       4,620
 General Counsel
 and Secretary

C.R. Ofner           1996  185,000   92,000    254,812           0      4,750
 Vice President,     1995  170,000   50,000    235,875           0      4,620
 Business            1994  160,000   13,680          0           0      4,620
  Development

D.L. McIntire        1996  129,000   45,000    147,225           0          0
 Vice President,     1995  120,000   20,000    166,500           0          0
 Human Resources     1994  115,000    9,300          0           0          0
_____________________

(1) On December 3, 1996, the Company granted a Restricted Stock Award of 75,000, 9,000, 9,000 and 5,200 shares of Common Stock to Messrs. Loyd, Hillin, Ofner and McIntire, respectively. The shares of Common Stock were issued under the 1995 Plan and are restricted as to transfer until fully vested three years from the date of grant. The amounts shown reflect the value of the awards based on the market price of $28.3125 on the date of grant. The stock awards entitle the beneficiaries to all rights as a stockholder from the date of grant (including the right to receive dividends when, as and if declared) other than the right to transfer the shares. The total number of shares of Common Stock which have not vested, and the value thereof, based on the closing price of the Common Stock on the NYSE on December 31, 1996 (the final trading day of 1996), held by Messrs. Loyd, Hillin, Ofner and McIntire were as follows:

                     Shares       Value
                     ------     ----------
     Mr. Loyd        75,000     $1,818,750
     Mr. Hillin       9,000     $  218,250
     Mr. Ofner        9,000     $  218,250
     Mr. McIntire     5,200     $  126,100

     On December 5, 1995, the Company granted a Restricted Stock Award of 24,000, 20,000, 19,000, 17,000 and 12,000 shares of Common Stock to
     Messrs. Voss, Nagle, Hillin, Ofner and McIntire, respectively. The shares of Common Stock were issued under the 1995 Plan and are restricted as to transfer until fully vested three years from the date of grant. The amounts shown reflect the value of such awards based on the market price of $13.875 on the date of grant. The stock awards entitle the beneficiaries to all rights as a stockholder from the date of grant (including the right to receive dividends when, as and if declared) other than the right to transfer the shares. Restrictions on transfer of the shares granted to Mr. Voss terminated in November 1996 in connection with his resignation from the Company (see Footnote (5) below). The total number of shares of Common Stock which have not vested, and the value thereof, based on the closing price of the Common Stock on the NYSE on December 31, 1996 (the final trading day of 1996), held by Messrs. Nagle, Hillin, Ofner and McIntire were as follows:

                    Shares        Value
                    ------      --------
     Mr. Nagle      20,000      $485,000
     Mr. Hillin     19,000      $460,750
     Mr. Ofner      17,000      $412,250
     Mr. McIntire   12,000      $291,000

     On April 1, 1992, the Company granted a Restricted Stock Award of 120,000 and 90,000 shares of the Company's Common Stock (restated for the October 1992 one-for-five reverse stock split of the Common Stock) to Mr. P.B. Loyd, Jr. and Mr. C.K. Rhein, Jr., respectively. The shares of Common Stock were issued under the 1992 Plan at a price of $7.50 per share (the market price on the date of grant adjusted for such reverse stock split). Restrictions as to one/twenty-fourth (1/24th) of the Common Stock lapse on each June 30, September 30, December 31 and March 31 in each of 1992, 1993, 1994, 1995, 1996, 1997 and through March 31, 1998. The stock awards entitle the beneficiaries to all rights as a stockholder from the date of grant (including the right to receive dividends when, as and if declared). Restrictions on transfer of the shares granted to Mr. Rhein terminated in May 1996 in connection with his resignation as Vice Chairman of the Company (see Footnote (4) below). The total number of such shares of Common Stock as to which restrictions have not lapsed, and the value thereof, based on the closing price of the Common Stock on the NYSE on December 31, 1996 (the final trading day of 1996), held by Mr. Loyd were 25,000 shares with a value of $606,250.

(2) The stock options awarded in 1995 to Mr. Loyd represent stock options awarded pursuant to the 1995 Plan and 1992 Plan. The stock options awarded in 1996 to Mr. Nagle represent stock options awarded pursuant to the 1995 Plan. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation" and Footnote (8) to the table under "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP -- Management Ownership".

(3) For 1994, 1995 and 1996, the All Other Compensation column includes (i) the amount of the Company's contribution for each Named Executive under the Reading & Bates Savings Plan, except Mr. Rhein and Mr. McIntire, who previously waived their rights to participate in such Plan, (ii) accrued termination benefits of $197,086, $226,338 and $290,082, respectively, for Mr. Loyd and $100,900 and $90,403 for 1994 and 1995, respectively for Mr. Rhein (see "Employment Contracts and Change-in-Control Arrangements"), (iii) in the case of Mr. Loyd, NOK 150,000 per annum for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of the Company (amounts shown in the table reflect exchange rates prevailing during each such year) and
     (iv) termination and severance benefits in the case of Mr. Rhein and Mr. Voss (see Footnotes (4) and (5) below.

(4) Mr. Rhein resigned as Vice Chairman of the Company in May 1996 and was killed in an aircraft accident in July 1996. Pursuant to his employment agreement Mr. Rhein, prior to his death, was paid $851,370 in cash and received the remaining 30,000 shares of Common Stock from the acceleration of his Restricted Stock Award he received in 1992. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Compensation Committee Report on Executive Compensation". Also, pursuant to the agreement referred to in Footnote (7) to the table under "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP -- Management Ownership" above, the compensation payable to Mr. Rhein was paid to and beneficially owned by WHR.

(5) Mr. Voss resigned from the Company in November 1996 and pursuant to his employment agreement received $1,325,000 in cash and 24,000 shares of Common Stock from the acceleration of his Restricted Stock Award on December 5, 1995 (see Footnote (1) above).


                      Option Grants in Last Fiscal Year

                                                            Potential
                                                            Realizable
                           Individual Grants                Value at Assumed
                -----------------------------------------   Annual Rates of
                            % of Total                      Stock Price
                Number of   Options                         Appreciation for
                Securities  Granted to                      Option Term (3)
                Underlying  Employees                       ---------------
                Options     in Fiscal Exercise  Expiration
Name            Granted (1) Year (2)  Price     Date         5%         10%
                ----------  --------  ------    ------      -----      -----
P. B. Loyd, Jr.    0           0         0        0           0          0
C. K. Rhein, Jr.   0           0         0        0           0          0
L. E. Voss, Jr.    0           0         0        0           0          0
T. W. Nagle     150,000       100%    $28.00   12/03/06  $2,641,357 $6,693,718
W. K. Hillin       0           0         0        0           0          0
C.R. Ofner         0           0         0        0           0          0
D.L. McIntire      0           0         0        0           0          0


  (1) In 1996, the Company granted Mr. Nagle 150,000 stock options under the 1995 Plan. The option price is $28.00, the market price on the date of grant. The options vest with respect to 50,000 shares on each December 3 of 1997, 1998 and 1999 and expire on December 3, 2006.

  (2) During 1996, Mr. Nagle was the only employee to whom options were granted.

  (3) The potential realizable value of the option grant was computed by multiplying (a) the difference between: (i) the market price at the time of grant times the sum of 1 plus the appreciation rate over the term of ten years, and (ii) the exercise price of the option, and (b) the number of options underlying the grant at yearend. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values



                                     Number of                 Value of
                                Securities Underlying        Unexercised
                                 Unexercised Options     In-the-Money Options
                                 at Fiscal Year-End      at Fiscal Year-End(1)
              Shares             ------------------      ---------------------
              Acquired    Value             Un-                     Un-
Name          on       Realized Exercisable exercisable Exercisable exercisable
----          Exercise -------- ----------- ----------- ----------- -----------
              --------
P.B.Loyd, Jr.       0         0   900,000        0      $9,337,500       0
C.K.Rhein, Jr.      0         0      0           0            0          0
L.E.Voss, Jr.  50,000  $778,125    30,000        0         506,250       0
T.W.Nagle      80,000 1,583,125      0        150,000         0          0
W.K.Hillin     80,000 1,606,875      0           0            0          0
C.R.Ofner      20,000   442,500    60,000        0       1,012,500       0
D.L.McIntire   50,000   712,500      0           0            0          0

  (1) The Value of Unexercised In-the-Money Options At Fiscal Year-End reflects the difference between the option price and the closing price of the Common Stock on the NYSE on December 31, 1996, the last trading day of the year.


Performance Graph

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER
                  RETURN AMONG READING & BATES CORPORATION,
                     S&P 500 INDEX AND A PEER GROUP INDEX


             [Graph appears here.  A copy of the graph has been
              couriered to Roger Schwall, Assistant Director.]


The above graph assumes $100 invested on December 31, 1991 in the stock of Reading & Bates, the S&P 500 index and the composite peer index and shows the value of such investment, assuming reinvestment of dividends on December 31 of each year indicated. The Peer Group (10 stocks) is comprised of the following companies: Arethusa (Off-Shore) Ltd. (through March 1996), Atwood Oceanics Inc., Diamond Offshore, Dual Drilling Company (through March 1996), ENSCO International Inc., Global Marine Inc., Noble Drilling Corporation, Rowan Companies Inc., Transocean Offshore Inc., and the Western Company of North America (through September 1993).

Peer weightings for the peer group have been adjusted for  changes as follows:
Dual Drilling Company was added to the peer group index in August 1993 as this company had its initial public offering in August 1993; Western Company of North America was removed from the peer group index as of September 30, 1993 as that company sold its drilling assets in October 1993; Chiles Offshore Corporation was dropped and Noble Drilling Corporation was added to the peer group index in September 1994 as these two companies merged during September 1994, Diamond Offshore was added to the peer group index in October 1995 as this company had its initial public offering in October 1995, Arethusa (Off-Shore) Ltd. was removed from the peer group index as of March 31, 1996 as that company merged with Diamond Offshore, and Dual Drilling Company was removed from the peer group index as of March 31, 1996 as that company merged with ENSCO International Inc. The following table shows the values that are displayed on the graph:

                        1991     1992    1993    1994    1995    1996
                        ----     ----    ----    ----    ----    ----
Reading & Bates         $100      $52     $86     $74    $185    $326
S&P 500                 $100     $108    $118    $120    $165    $203
Peer Group (10 Stocks)  $100     $116    $192    $166    $335    $657

Pension Plan Table

      Assuming that an employee is entitled to an annual social security benefit of $14,976 at normal retirement date and has an annual social security covered compensation amount of $27,576, the Pension Plan Table illustrates the amount of annual pension benefits payable by the Company under a single-life annuity basis to a person in specified average compensation and years-of-service classifications.

36-Month Average                 Years of Service
                  -------------------------------------------------
 Remuneration       15       20          25        30         35
 ------------     -------   -------     -------   -------   -------
   $50,000         12,658    16,878      21,097    25,316    29,536
   100,000         28,081    37,441      46,801    56,162    65,522
   150,000         43,503    58,004      72,505    87,007   101,508
   200,000         58,926    78,568      98,210   117,852   137,494
   250,000         74,348    99,131     123,914   148,697   173,480
   300,000         89,771   119,695     149,618   179,542   209,466
   350,000        105,194   140,258     175,323   210,387   245,452
   400,000        120,616   160,822     201,027   241,232   281,438
   450,000        136,039   181,385     226,731   272,078   317,424
   500,000        151,461   201,949     252,436   302,923   353,410

                  Retirement benefits under  the Reading & Bates  Pension Plan
(the "Domestic Plan") are based on an employee's highest average monthly base compensation for 36 consecutive months of credited service, integrating a portion of the primary social security benefit payable to the employee. The benefit is based on the higher of three formulas, A, B and C, as outlined below. Formula A is based on pay, service and primary social security benefit frozen at December 31, 1988, while Formulas B and C are based on pay, service and social security covered compensation as of the date of termination of employment. Formula A is as follows: 2.75% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 20 years; plus 2% of an employee's average monthly compensation multiplied by the number of years of credited service from 21 through 25 years; plus 1.50% of an employee's average monthly compensation multiplied by the number of years of credited service from 26 through 30 years; plus 1% of an employee's average monthly compensation multiplied by the number of years of credited service from 31 through 35 years; plus .50% of an employee's average monthly compensation multiplied by the number of years of credited service from 36 through 40 years; minus 50% of an employee's primary social security benefit. Formula B is as follows: 2.4% of an employee's average monthly compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); plus an amount determined under Formula C based solely on the number of years credited service which accrued after December 31, 1991. Formula C is as follows: 2.0% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 35 years; minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service for the first 35 years. This benefit structure is the result of a plan amendment effective January 1, 1989. The formula in effect prior to this date was Formula A, based on pay, service and primary social security benefit at date of retirement. Compensation covered by the Domestic Pension Plan consists of base wages to the maximum extent allowed under current laws but not to exceed $145,000 (or an amount equal to the difference between $200,000 for 1989 and succeeding years (as adjusted at the same time an manner provided under Code
Section 415(d)) and $100,000, or the maximum annual compensation limit provided for in Code Section 401(a)(17)). Messrs. Loyd, Hillin, Nagle, Ofner and McIntire, respectively, have 4.997, 24.935, 20.997, 25.278 and 28.384 years of credited service under the Domestic Plan. The Named Executives will be entitled to receive the estimated annual benefits based upon their 1996 salary amounts set forth under "Salary" in the Summary Compensation Table.

                  Assuming that an employee is entitled to an annual social security benefit of $14,976 at normal retirement date and has an annual social security covered compensation amount of $27,576, the Pension Plan Table illustrates the amount of annual pension benefits payable by the Company under the Domestic Plan and the Retirement Benefit Replacement Plan (described below) under Formula C on a single life annuity basis to a person in specified average compensation and years-of-service classifications.

                  The maximum  pension  benefit allowable  under current  laws for persons who retired at age 65 in 1997 is $125,000. The Domestic Plan limits the annual compensation that is considered for plan purposes to $160,000 for 1997. Retirement benefits based on pay in excess of the foregoing limitations will be paid pursuant to the Reading & Bates Retirement Benefit Replacement Plan, which was adopted by the Company's Board of Directors in 1978. The Retirement Benefit Replacement Plan is designed to restore to affected employees the dollar amount of pension and pension-related benefits which could no longer be provided under the Domestic Plan as a result of the compensation limitation contained in the Domestic Plan and benefit limitations imposed on the Domestic Plan by ERISA. The Pension Plan Table includes aggregate benefits payable under both the Domestic Plan and the Retirement Benefit Replacement Plan.

                  Retirement  benefits  under  the  Reading &  Bates  Offshore
Pension Plan (the "Offshore Plan") are determined under formulas similar to those detailed above as the Domestic Plan's Formulas A and C. Formula A under the Offshore Plan is identical to Formula A under the Domestic Plan except that pay, service and primary social security benefit are frozen at December 31, 1990; plus an amount determined under Formula C based solely on the number of years of credited service which accrued after December 31, 1990 is added to the benefit determined. Formula C for the Offshore Plan is identical to Formula C under the Domestic Plan. Compensation covered under the Offshore Plan is the same as that covered by the Domestic Plan without the monetary limits. The Pension Plan Table can also be used to illustrate the amount of annual pension benefits payable by the Company under Formula C of the Offshore Plan.

Director Compensation

      Each non-employee director is paid a fee of $18,000 per year ($4,500 per quarter). Mr. Loyd is paid a fee of NOK 150,000 per annum ($22,965.63 at exchange rates prevailing at the time of payment) for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of the Company. The Company pays each director an additional fee of $500 ($400 for telephonic attendance) for each meeting attended by that director. In addition, each non-employee director is paid for attending each committee meeting at the rate of $700 ($600 for telephonic attendance) for committee chairmen and $500 ($400 for telephonic attendance) for other committee members. The Company also reimburses its directors for travel, lodging and related expenses they may incur attending board and committee meetings. Non-employee directors who are not executive officers of the Company are provided life insurance coverage. No other benefits under the Company's employee benefit plans are payable to or on behalf of these directors.

      On  February  7,  1995  each  of  the  existing  non-employee  directors received an award of stock options with respect to 15,000 shares of the Company's Common Stock under the Director Plan. The options are exercisable at $7.375 per share and expire ten years from the date of grant. On April 19, 1995 Mr. Macko A. E. Laqueur was appointed a director to replace Dr. Willem Cordia (who resigned for health reasons) and automatically received a similar award, except that under the terms of such plan, Mr. Laqueur's award vests 33 1/3% on April 19, 1996, 33 1/3 % on April 19, 1997 and the remaining 33 1/3 % on April 19, 1998. The Director Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held May 2, 1995. See "THE DIRECTOR STOCK PROPOSAL".

Employment Contracts and Change-in-Control Arrangements

      Officer Agreements. The Company has entered into employment agreements with Messrs. Loyd, Nagle, Hillin, Ofner and McIntire. The agreements provide that for a continuing three-year employment period (ending currently on March 31, 1999) the officers will receive annual base salaries of not less than $520,000, $275,000,$225,000, $212,000 and $141,000, respectively, and will participate in other benefit plans and programs of the Company.

      Each of such employment agreements was amended effective as of October 1, 1993 by agreement between the Company and each executive. As amended, each of such agreements provides that if the officer terminates his employment for good reason or during the 180-day period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination and a bonus based on the highest annual bonus paid him during the preceding three-year period prorated in accordance with the period in the current year prior to the termination,
(b)  make a lump  sum payment to him  of the  amount determined by multiplying
1.25 times the sum of the highest aggregate annual base salary and annual bonus (or equal to such salary and bonus if such termination occurs after October 31, 1997) paid to the officer with respect to any one fiscal year ending within the three-year period ending on the date of termination times three, (c) in the case of Mr. Loyd, deliver to such executive the shares under the 1992 Plan free of restrictions and (d) continue to provide certain welfare plan and other benefits for a period of three years or as long as such plan or benefits allow.

      For purposes of the employment agreements, "good reason" includes (i) a change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement and (iv) in the case of Mr. Loyd, (x) any determination by such executive that termination of his employment with the Company is, in his sole opinion, in the best interests of the Company or Mr. Loyd and in such event
(A) the date of termination is not less than 180 days (or such shorter period as may be mutually agreed between such executive and the Company) following the giving of notice of termination as provided in the employment agreements and (B) Greenwing Investments, Inc. shall have disposed of (including, without limitation, by means of a distribution to its stockholders) not less than 50% of the Company's Common Stock beneficially owned, directly or indirectly, by such entity as of October 11, 1993 and (y) the occurrence of October 11, 2003. A "change of control" for purposes of the agreements with Messrs. Nagle, Hillin, Ofner and McIntire would occur if a person or group (other than (i) such officer, (ii) the Company or any of its subsidiaries or affiliates, (iii) any person subject as of the date of the agreement to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the Company or any affiliates, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the company in substantially the same proportion as their then ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities. A "change of control" for purposes of the agreement with Mr. Loyd would occur if any person or group (subject to the same exceptions described in the change of control provisions above for the agreements with Messrs. Nagle, Hillin, Ofner and McIntire) becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-two and one-half percent (22.5%) or more of the combined voting power of the Company's then outstanding securities.

      The same benefits payable to each officer under the agreement if he terminates his employment for good reason or following a change of control would also be payable to him if the Company terminates his employment other than for cause (as defined in the agreement) or if he dies or becomes disabled under the terms of the agreement. "Cause" for purposes of the agreement with Mr. Loyd includes (i) dishonesty by such executive which results in substantial personal enrichment at the expense of the Company or
(ii) demonstratively willful repeated violations of such executive's obligations under the employment agreements which are intended to result in material injury to the Company. "Cause" for purposes of the agreements with Messrs. Nagle, Hillin, Ofner and McIntire includes (i) dishonesty by such executive which results in substantial personal enrichment at the expense of the Company, (ii) such executive's willful engagement in conduct which is materially injurious to the business or reputation of the Company, or (iii) such executive's failure substantially to perform his duties with the Company in a reasonably satisfactory manner, in each case as determined in good faith by the affirmative vote of at least two-thirds of the members of the Board. For purposes of the employment agreements with Messrs. Loyd, Nagle, Hillin, Ofner and McIntire, no act or failure to act on the part of such executives shall be deemed "willful" unless done or admitted to be done by such executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

      The agreements provide that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable. Based on their current compensation levels, the amount of income which the officers could recognize under the agreements (together with any other compensation payable by reason of a change of control) before payment of an excise tax would be required and such a tax gross-up payment would be payable by the Company would be approximately $2,297,000 in the case of Mr. Loyd, $1,654,000 in the case of Mr. Nagle, $1,617,225 in the case of Mr. Hillin, $861,000 in the case of Mr. Ofner, and $832,704 in the case of Mr. McIntire. The aggregate present value of the benefits payable under the respective agreements in the event their provisions became operative is approximately $4,090,000 in the case of Mr. Loyd, $1,422,000 in the case of Mr. Nagle, $1,162,000 in the case of Mr. Hillin, $801,000 in the case of Mr. Ofner, and $677,000 in the case of Mr. McIntire, assuming that such provisions became operative on April 1, 1997 and based solely on the provisions of the agreements relating to payments respecting salary and bonus. Provisions of the agreements relating to payments respecting other benefits would increase the amounts payable. Based on these assumptions, 20% excise tax payments would be imposed under Code Section 4999 with respect to the present value of all benefits payable by reason of a change of control in excess of $766,000 in the case of Mr. Loyd, $551,384 in the case of Mr. Nagle, $539,075 in the case of Mr. Hillin, 287,000 in the case of Mr. Ofner, and $278,000 in the case of Mr. McIntire, and the Company would be required to make gross-up payments so as to place the officers in the same respective net after-tax positions as would have been the case if no excise tax had been payable.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the  Company's knowledge, based  solely on  review of  the copies  of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all reports required by Section 16(a) to be filed by its directors, officers and greater than ten percent beneficial owners were filed on a timely basis except that: Mr. Loyd filed one Form 4 late, Mr. Chavkin filed one Form 4 late, Mr. Donabedian filed three Form 4's late, Mr. Kalborg filed two Form 4's late, Mr. Laqueur filed three Form 4's late, Mr. McLean filed one Form 4 late, Dr. Sandmeyer filed one Form 4 late, Mr. Nagle filed three Form 4's late, Mr. Hillin filed two Form 4's late, Mr. McIntire filed one Form 4 late and Mr. Ofner filed two Form 4's late.


                         THE EMPLOYEE STOCK PROPOSAL

      The 1997 Plan is designed to retain key executives and other selected employees and reward them for making major contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the 1997 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and its subsidiaries. The Board of Directors has adopted the 1997 Plan subject to the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1997. The Board of Directors recommends a vote in favor of the Employee Stock Proposal. If the 1997 Plan is not so approved prior to June 30, 1997, the 1997 Plan will terminate.

      The following is a summary of the principal features of the 1996 Plan. This summary is qualified in its entirety by reference to the complete text of the 1997 Plan, which is set forth in Exhibit 99.A hereto.

Awards under the 1997 Plan; Eligibility

      Employees of the Company and its subsidiaries eligible for an award under the 1997 Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee of the Board of Directors administering the 1997 Plan, can have a significant effect on the success of the Company and its subsidiaries. Approximately 200 persons will be eligible for awards under the 1997 Plan.

      There shall be available for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of the 1997 Plan an aggregate of 2,500,000 shares of Common Stock. As of March 14, 1997, the market value of the Common Stock was $25.00 per share. Awards value related to the market value of Common Stock but which are not granted or payable in Common Stock shall be treated as payable in Common Stock solely for purposes of the foregoing amount limitation. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to awards. Common Stock related to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of stock or in a manner such that all or some of the shares covered by an award are not issued to a participant, or are exchanged for awards that do not involve Common Stock, shall immediately become available for awards hereunder.

Awards under the 1997 Plan

      The Committee shall determine the type or types of awards to be made to each participant under the 1997 Plan. Each award made thereunder shall be embodied in an award agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the participant and by the chief executive officer or any vice president of the Company for and on behalf of the Company. Awards may consist of those listed in this paragraph and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the 1997 Plan or any other employee plan of the
Company or any of its subsidiaries, including the plan of any acquired entity. An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award. Notwithstanding anything to the contrary in the 1997 Plan or any award agreement, any shares of Common Stock received by a participant who is an officer or director of the Company pursuant to an Award thereunder (other than shares of Common Stock received in connection with the participant's death, disability, retirement or termination of employment or as required to be made pursuant to a provision of the Code) must be held by such officer or director for a period of six months following such acquisition [such condition may be satisfied with respect to a derivative security (as defined in Rule 16b-3 ( Rule 16b-3")) if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying security].

Stock Option. An award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the par value of the Common Stock on the date of grant of the option. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

Stock Appreciation Right. An award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable award agreement.

Stock Award. An award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance. Such awards may be based on fair market value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

Cash Award. An award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the award agreement, including, but not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance.

Payment of Awards

      Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. With the approval of the Committee, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee my permit selected participants to elect to defer payments of some or all types of awards in accordance with procedures established by the Committee. Any deferred payment, whether elected by the participant or specified by the award agreement or by the Committee, may be forfeited if and to the extent that the award agreement so provides. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type.

      The 1997 Plan shall be effective as of February 13, 1997 (the date it was approved by the Board of Directors of the Company). Notwithstanding the foregoing, the adoption of the 1997 Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1997. If the stockholders of the Company should fail so to approve the 1997 Plan prior to such date, the 1997 Plan shall terminate and cease to be of any further force or effect and all grants of awards thereunder shall be null and void.

      No Common Stock or other form of payment shall be issued with respect to any award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the 1997 Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of the 1997 Plan be interpreted to give effect to such intention, and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the 1997 Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under the 1997 Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

      The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another award, including restricted stock, valued at fair market value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other awards to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of restricted stock used as consideration therefor, shall be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

Administration of the 1997 Plan

      The 1997 Plan shall be administered by the committee designated by the Board of Directors to administer the 1997 Plan (the Committee ), which shall have full and exclusive power to interpret the 1997 Plan, to grant waivers of the restrictions set forth in the 1997 Plan and to adopt such rule, regulations and guidelines for carrying out the 1997 Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the 1997 Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the 1997 Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the 1997 Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of the 1997 Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under the 1997 Plan, except for his or her own willful misconduct or as expressly provided by statute.

      The Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the 1997 Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants who are subject to
Section 16 of the Exchange Act.

Tax Withholding

      The Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

Amendment, Modification, Suspension or Termination

      The Board of Directors may amend, modify, suspend or terminate the 1997 Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant shall be made without such participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

Termination of Employment

      Upon the termination of employment by a participant, any unexercised, deferred or unpaid awards shall be treated as provided in the specific award agreement evidencing the award. In the event of such a termination, the
Committee may, in its discretion, provide for the extension of the exercisability of an award, accelerate the vesting of an award, eliminate or make less restrictive any restrictions contained in an award or otherwise amend or modify the award in any manner not adverse to such participant.

Assignability

      No award or any other benefit under the 1997 Plan constituting a stock option or other derivative security within the meaning of Rule 16b-3 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, an officer or director may designate a beneficiary for any award made to such officer or director.

Adjustments

      The existence of outstanding awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

      In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the 1997 Plan and covered by outstanding awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such awards; and (iii) the appropriate fair market value and other price determinations of such awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options in connection with such transaction.

Unfunded Plan

      Insofar as it provides for awards of cash, Common Stock or rights thereto, the 1997 Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to cash, Common Stock or rights thereto under the 1997 Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the 1997 Plan be construed as providing for such segregation, nor shall the Company nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the 1997 Plan. Any liability or obligation of the Company to any participant with respect to a grant of cash, Common Stock or rights thereto under the 1997 Plan shall be based solely upon any contractual obligations that may be created by the 1997 Plan and any award agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the 1997 Plan.

Federal Income Tax Consequences

      This description of certain Federal income tax consequences of options under the 1997 Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences under all circumstances.

      There are no Federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a nonqualified stock option ("NQSO"). On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction (although such exercise may give rise to alternative minimum tax liability for the optionee). Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be generally treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

      On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the Employee Stock Proposal.

                         THE DIRECTOR STOCK PROPOSAL

      The 1996 Plan is designed to obtain and retain non-employee members of the Board of Directors by rewarding them for making major contributions to the success of the Company and its subsidiaries. The Board of Directors has adopted the 1996 Plan subject to the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1997. The Board of Directors recommends a vote in favor of the Director Stock Proposal. If the 1996 Plan is not so approved prior to June 30, 1997, the 1996 Plan will terminate.

      The following is a summary of the principal features of the 1996 Plan. This summary is qualified in its entirety by reference to the complete text of the 1996 Plan, which is set forth in Exhibit 99.B hereto.

Awards under the 1996 Plan

      Awards under the 1996 Plan consist of a grant of shares of Common Stock. An aggregate of 54,000 shares of Common Stock will be available for awards under the 1996 Plan. The market value of the Common Stock was $25.00 per share as of March 14, 1997.

Restricted Stock Awards

      At the effective date of the 1996 Plan, each member of the Board of Directors who is not an employee of the Company or any of its subsidiaries is granted a one-time award of 9,000 shares of Common Stock (the Restricted Stock ), subject to various conditions as set forth below and in the award agreement. A total of six persons, including Messrs. Donabedian, Sandmeyer, Chavkin, Laqueur, Kalborg and McLean, have received awards under the 1996 Plan, subject to the approval of the 1996 Plan by the stockholders of the Company on or before June 30, 1997, as described below.

      Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered from the date of grant until said shares shall have become vested in the participant (and restrictions terminated thereon). Thirty-three and one-third percent (33 1/3 % ) of the total number of shares of Restricted Stock awarded under the 1996 Plan shall vest on each of January 1, 1998, January 1, 1999 and January 1, 2000; provided, however, that the participant shall not be vested in shares of Restricted Stock which would be vested as of a given date if the participant has not continuously remained a member of the Board of Directors from the effective date of the 1996 Plan through such date (other than by reason of participant's death, disability, retirement after the age of 65 or Change of Control of the Company, as defined in the 1996 Plan), in which event all of the participant's rights to such Restricted Stock shall terminate without any payment of consideration by the Company, and such Restricted Stock shall be returned to the Company and canceled. Each award made under the 1996 Plan shall be embodied in an award agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the participant and by the chief executive officer or any vice president of the Company for and on behalf of the Company.

      The 1996 Plan shall be effective as of December 3, 1996. Notwithstanding the foregoing, the adoption and effectiveness of the 1996
Plan and any awards granted thereunder is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before June 30, 1997. If the stockholders of the Company should fail so to approve the 1996 Plan prior to such date, the 1996 Plan shall terminate and cease to be of any further force or effect and all grants of awards thereunder shall be null and void.

      No Common Stock shall be issued with respect to any award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the 1996 Plan comply in all respects as a fixed or formula award under Rule 16b-3, that any ambiguities or inconsistencies in the construction of the 1996 Plan be interpreted to give effect to such intention, and that if any provision of the 1996 Plan is found not to be in compliance as a fixed or formula award under Rule 16b-3, such provision shall be null and void to the extent required to permit the 1996 Plan to comply as a fixed or formula award under Rule 16b-3. Certificates evidencing shares of Common Stock delivered under the 1996 Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

Administration of the 1996 Plan

      The 1996 Plan, with the exception of any and all determinations concerning the pricing, granting, timing, or amount of, or eligibility for, awards thereunder (which pricing, granting, timing, amount and eligibility are automatic and determined on a fixed basis) shall be administered by the committee designated by the Board of Directors to administer the 1996 Plan (the "Committee"), which shall have full and exclusive power to interpret the 1996 Plan and to adopt such rules, regulations and guidelines for carrying out the 1996 Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the 1996 Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the 1996 Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the 1996 Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of the 1996 Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under the 1996 Plan, except for his or her own willful misconduct or as expressly provided by statute.

      Subject to the foregoing, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the 1996 Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to price or grant awards to, or take other action with respect to, participants.

Amendment and Termination

      The Board of Directors may amend, modify, suspend or terminate the 1996 Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant will be made without such participant's consent and (ii) no amendment or alteration will be effective if any such amendment would cause any participant not to be a "disinterested person" under Rule 16b-3 or prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3, in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements. Notwithstanding the foregoing, the 1996 Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

Termination of Service

      If a participant's service as a director is terminated [for any reason other than resignation or refusal to serve after having been nominated to serve by the Board of Directors (unless such resignation or refusal to serve is due to total and permanent physical or mental disability of the Participant or to retirement of the Participant after the age of 65)], any portion of an award not then vested shall become 100% vested as of such time. If a participant's service is terminated by reason of resignation or refusal to serve after having been nominated to serve by the Board of Directors (unless such resignation or refusal to serve is due to total and permanent physical or mental disability of the Participant or retirement of the Participant after the age of 65), any portion of an award not then vested shall be forfeited effective as of such time.

Adjustments

      The existence of outstanding awards under the 1996 Plan shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with, or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

      In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, (i) the number of shares of Common Stock reserved under the 1996 Plan and covered by outstanding awards thereunder and (ii) the appropriate fair market value and other price determinations of such awards shall be adjusted proportionately. In the event of any consolidation or merger of the Company with another unaffiliated corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), adjustments or other provisions, including adjustments to avoid fractional shares, shall be made to all awards to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, all restrictions with respect to awards shall lapse.

Tax Withholding

      The Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery of shares of Common Stock under the 1996 Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the "fair market value" when the tax withholding is required to be made.

Unfunded Plan

      The 1996 Plan shall be unfunded. Any liability or obligation of the Company to any participant with respect to a grant under the 1996 Plan shall be based solely upon any contractual obligations that may be created by the 1996 Plan and any award agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the 1997 Plan.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the Director Stock Proposal.

                       NEW PLAN BENEFITS TABLE

                                  1996 Plan                1997 Plan
                           -----------------------   ---------------------
Name and Position          Dollar        Number of   Dollar      Number of
   or Group                Value(1)(2)   Shares(2)   Value(2)    Shares(2)
                           ----------    --------    --------    ---------
P.B. Loyd, Jr.             N/A           N/A         *           *
  Chairman, President
  and Chief Executive
  Officer

C.K. Rhein, Jr.            N/A           N/A         *            *
  Vice Chairman (3)

L.E. Voss, Jr.             N/A           N/A         *            *
  Vice President
  Operations (4)

T.W. Nagle                 N/A           N/A         *            *
  Executive Vice President,
  Finance and Administration

W.K. Hillin                N/A           N/A         *            *
  Senior Vice President,
  General Counsel and
  Secretary

C.R. Ofner                 N/A           N/A         *            *
 Vice President,
 Business Development

D.L. McIntire              N/A           N/A         *            *
 Vice President,
 Human Resources

Executive Officer
 Group (5)                 N/A           N/A         *            *

Non-Executive
 Director Group (6)        $1,350,000    54,000      N/A          N/A

Non-Executive Officer
 Employee Group (7)        N/A           N/A         *            *

(Footnotes on following page)

 *     Not determinable as no awards have yet been made under the 1997 Plan.

(1) Based on the market value of the Common Stock of $25.00 per share on March 14, 1997.

(2)  Officers and employees are not eligible for the 1996 Plan.   Non-employee
     directors are not eligible for the 1997 Plan.

(3) Mr. Rhein resigned as Vice Chairman of the Company in May 1996 and was killed in an aircraft accident in July 1996.

(4)  Mr. Voss resigned from the Company in November 1996.

(5)  Includes all current executive officers as a group.

(6) Includes all current directors who are not officers or employees as a group.

(7) Includes all employees, including all current officers who are not executive officers, as a group.

                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has approved the Accountants Proposal which involves the ratification and approval of the Board's reappointment of Arthur Andersen LLP as the independent public accountants for the Company for its fiscal year 1997.

     The Board of Directors appointed Arthur Andersen LLP as independent public accountants for the Company for its 1995 and 1996 fiscal years and the stockholders voted to ratify and approve such appointments at the Company's 1995 and 1996 Annual Meetings.

     Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Board Recommendation

     The Board of Directors recommends a vote FOR the approval of the Accountants Proposal.

                            STOCKHOLDER PROPOSALS

     The date by which proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting is November 29, 1997.

               OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     Management does not intend to bring any other matters before the Annual Meeting nor does it know of any matters which other persons intend to bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will be authorized to vote thereon pursuant to discretionary authority.

     This Proxy Statement is accompanied by a copy of the Company's Annual Report with respect to the 1996 fiscal year.


==============================================================================
FORM OF PROXY CARD

                         READING & BATES CORPORATION

                  PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS -- MAY 13, 1997

            The undersigned hereby appoints Paul B. Loyd, Jr., T. W. Nagle, and Wayne K. Hillin, or any of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes any of them to represent the undersigned and to vote as designated below all the shares of Common Stock and all of the shares of Class A (Cumulative Convertible) Capital Stock of Reading & Bates Corporation (the "Company") held of record by the undersigned on March 27, 1997 at the Annual Meeting of Stockholders to be held on May 13, 1997, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR:

1. Election of the following nominees as Class III directors for terms expiring in 2000: Arnold L. Chavkin and Paul B. Loyd, Jr.

     [ ] FOR      [ ] WITHHOLD      [ ] FOR, except    withhold from: _________

2. Approval and adoption of the Company's Employee Stock Proposal, as set forth in the Proxy Statement:

     [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

3. Approval and adoption of the Company's Director Stock Proposal, as set forth in the Proxy Statement:

     [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

4. Approval and adoption of the Company's Accountants Proposal, as set forth in the Proxy Statement:

     [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

5. In their discretion on any other matter that may properly come before the meeting.

You may specify your votes by marking the appropriate boxes above. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendations. If your votes are not specified, your shares will be voted FOR the election of the nominees for director and FOR the approval and adoption of each of the Proposals.


                                    DATED: ____________________, 1997


                                    _________________________________
                                                   (Signature)

                                    (NOTE:  in the case of a  joint ownership,
                                    each such owner should  sign.   Executors,
                                    Administrators, guardians, trustees,  etc.
                                    should add their title as such,  and where
                                    more than one  executor, etc. is  named, a
                                    majority must  sign.  If  the signer is  a
                                    corporation,   please   sign   the    full
                                    corporation name by a duly authorized officer.)


         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE
==============================================================================